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                                                                     EXHIBIT 5.1

                                               October 28, 1997

Motorcar Parts & Accessories, Inc.
2727 Maricopa Street
Torrance, California 90503

                  Re:    Motorcar Parts & Accessories, Inc.
                         ----------------------------------

Gentlemen:

           We have acted as counsel to Motorcar Parts & Accessories, Inc. (the "Company") in connection with its filing of a registration statement on Form S-2 (File No. 333-37977, the "Registration Statement") covering 1,782,500 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of which up to an aggregate of 250,000 of the Shares (the "Insider Shares") may be sold by Mr. Mel Marks and/or Mr. Richard Marks and the balance of such Shares will be sold by the Company (all such Shares to be sold by the Company, the "New Shares"), all as more particularly described in the Registration Statement.

           In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes of the Company and such other documents as we have considered appropriate for purposes of this opinion.

           With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

           On the basis of the foregoing, we are of the opinion that:







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Motorcar Parts & Accessories, Inc.
October 28, 1997
Page 2

                  (i) the New Shares have been validly authorized and, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable; and

                  (ii) the Insider Shares have been validly authorized and legally issued and are fully paid and non-assessable;

all of the foregoing being subject to the provisions of Section 630 of the New York Business Corporation Law.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                       Very truly yours,


                                       /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                       PARKER CHAPIN FLATTAU & KLIMPL, LLP



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